UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 9, 2025
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2025, Amkor Technology, Inc. (the “Company”) replaced its existing senior revolving credit facility, dated as of March 28, 2022, with a new revolving credit facility (the “New Revolver”) pursuant to a Credit Agreement (the “Credit Agreement”), dated as of May 9, 2025, by and among the Company, as borrower, the Lenders party thereto from time to time, the L/C Issuers party thereto from time to time and Bank of America, N.A., as administrative agent. The New Revolver is secured by a lien on the equity interests of certain subsidiaries of the Company, subject to the collateral fallaway provisions described below. The proceeds of the New Revolver will be used for general corporate purposes. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Credit Agreement.

The maximum amount available to draw under the New Revolver is limited to the aggregate revolving commitments of the lenders of $1 billion, except that borrowings denominated in currencies other than U.S. Dollars shall not exceed the lesser of (a) the aggregate revolving commitments or (b) $25 million. The New Revolver includes an uncommitted optional accordion of up to $200 million, which may be incurred in the form of revolving commitment increases or term loans. The New Revolver will mature on May 9, 2030.

The Company may elect interest rates on its revolving borrowings calculated by reference to (i) for loans denominated in U.S. Dollars, (x) Term SOFR or (y) a Base Rate, (ii) for term loans denominated in Japanese Yen, the Tokyo Interbank Offer Rate or (iii) for loans denominated in any currency other than U.S. Dollars or Japanese Yen, an alternative currency rate, in each case plus a margin based on the Company’s consolidated leverage ratio.

The Credit Agreement contains customary representations and warranties, conditions, and affirmative and negative covenants, including covenants to maintain a minimum interest coverage ratio and a maximum consolidated leverage ratio.

The interest coverage ratio financial covenant provides that the Company will be required to maintain on a trailing four-quarter basis a Consolidated Interest Coverage Ratio of not less than 3.00:1.00. Consolidated Interest Coverage Ratio is defined as the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for such period.

The leverage ratio financial covenant provides that the Company will be required to maintain on a trailing four-quarter basis a Consolidated Leverage Ratio of not greater than 3.00:1.00. Consolidated Leverage Ratio is defined as the ratio of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for such period.

The Credit Agreement provides that if the Company achieves an Investment Grade Rating from at least two ratings agencies described in the Credit Agreement, then the Company may elect to have all liens securing the obligations under the Credit Agreement released (an “Unsecured Covenants Period”). The Credit Agreement provides that such liens must be reinstated upon the subsequent occurrence of a ratings downgrade (if any) that results in the Company no longer having Investment Grade Ratings from at least two ratings agencies.

In addition, the Credit Agreement contains incurrence-based negative covenants that, subject to various exceptions, limit the ability of the Company or its subsidiaries to, among other things: incur debt (directly or by third party guarantees); grant liens; pay dividends; make investments; make acquisitions or dispositions; and prepay debt.

The Credit Agreement generally permits the Company to continue to pay its regular quarterly dividend, so long as no event of default has occurred or would result from the payment of such dividend, and to make other restricted payments (in addition to other customary exceptions and baskets) so long as it is in pro forma compliance with a Consolidated Leverage Ratio of 2.50 to 1.00 and no default has occurred or would result from such other restricted payment. In addition, the Company and its subsidiaries may (in addition to other customary exceptions and baskets) incur (i) secured indebtedness (x) other than during an Unsecured Covenants Period, in an unlimited amount so long as the pro forma Consolidated Leverage Ratio does not exceed 2.50:1.00 and no default has occurred or would occur from such incurrence of secured indebtedness and (y) during an Unsecured Covenants Period, in an aggregate principal amount at any time outstanding not to exceed $250 million and (ii) unsecured indebtedness (x) in an unlimited amount so long as the Company is in pro forma compliance with the financial covenants and no default has occurred or would occur from such incurrence of secured indebtedness and (y) additional unsecured indebtedness in an aggregate amount outstanding at any time not to exceed the greater of $250 million and 5% of Consolidated Net Tangible Assets.

The Credit Agreement contains customary events of default including, subject to exceptions and cure periods, failure to pay principal or interest, breach of representations or warranties, default in the performance of covenants, change in control, and bankruptcy events affecting the Company or its subsidiaries, among other events.

The foregoing summary of the New Revolver is not complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is included with this report as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1
Credit Agreement, dated May 9, 2025, among Amkor Technology, Inc, as the Borrower, the Lenders party thereto from time to time, the L/C Issuers party thereto from time to time and Bank of America, N.A., as the Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel, and Corporate Secretary

Date: May 13, 2025